Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the pro forma effects of the acquisition of VMware, Inc. (“VMware”) by Broadcom Inc. (“Broadcom”).

On May 26, 2022, Broadcom entered into an Agreement and Plan of Merger (the “Merger Agreement”) with:

•	VMware;
•	Verona Holdco, Inc., a Delaware corporation and direct wholly owned subsidiary of VMware (“Holdco”);
•	Verona Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Holdco (“Merger Sub 1”);
•	Barcelona Merger Sub 2, Inc., a Delaware corporation and a direct wholly owned subsidiary of Broadcom (“Merger Sub 2”); and
•	Barcelona Merger Sub 3, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Broadcom (“Merger Sub 3”).

On November 22, 2023 (the “Acquisition Date”), pursuant to the terms of the Merger Agreement, (i) Merger Sub 1 merged with and into VMware (the “First Merger”), with VMware surviving the First Merger and becoming a wholly owned subsidiary of Holdco (the “Surviving Company”), (ii) following the effective time of the First Merger, VMware, the surviving company of the First Merger, converted into a Delaware limited liability company (the “Conversion”), (iii) following the effective time of the Conversion, Merger Sub 2 merged with and into Holdco (the “Second Merger”), with Holdco surviving the Second Merger and becoming a wholly owned subsidiary of Broadcom, and (iv) following the effective time of the Second Merger, Holdco, the surviving company of the Second Merger, merged with and into Merger Sub 3 (the “Third Merger,” and together with the First Merger, the Conversion, and the Second Merger, the “Transaction”), with Merger Sub 3 surviving the Third Merger as a wholly owned subsidiary of Broadcom.

As a result of the Transaction, each share of VMware Class A common stock (each, a “VMware common share”) issued and outstanding immediately prior to the effective time of the Transaction, other than VMware common shares owned or held in treasury by VMware or owned by Merger Sub 2 or in the treasury of the Surviving Company (which were cancelled) and any VMware common shares owned by any wholly owned subsidiary of VMware, was indirectly converted into the right to receive, at the election of each holder of such share of VMware common stock, and subject to proration in accordance with the Merger Agreement, either:

(a)	$142.50 per share in cash, without interest, per VMware common share, or

(b)	2.520 shares of Broadcom common stock (on a split-adjusted basis), par value $0.001 per share, per VMware common share.

The shareholder election was subject to a proration mechanism, such that the total number of shares of VMware common stock entitled to receive the cash consideration, and the total number of shares of VMware common stock entitled to receive the stock consideration, were, in each case, equal to 50% of the aggregate number of shares of VMware common stock issued and outstanding immediately prior to the effective time of the Second Merger. Based on the VMware stockholders’ elections, the VMware stockholders received approximately $30.8 billion in cash and 544 million shares of Broadcom common stock with a fair value of $53.4 billion.

The Transaction was treated as a business combination for accounting purposes. Broadcom was determined to be the accounting acquirer after taking into account the relative share ownership, the composition of the governing body of the combined entity, and the designation of certain senior management positions. The purchase price of the Transaction was allocated to the assets acquired and liabilities assumed based on their respective fair values at the Acquisition Date.

Financing

Broadcom funded the cash consideration through a combination of cash on hand and borrowings under the Credit Agreement referred to below.

On August 15, 2023, Broadcom entered into a credit agreement (the “Credit Agreement”). In connection with the Transaction, Broadcom entered into an aggregate of $30.4 billion of term facilities, consisting of an $11.2 billion unsecured Term A-2 facility (the “Term A-2 Loan”), an $11.2 billion unsecured Term A-3 facility (the “Term A-3 Loan”), and an $8 billion unsecured Term A-5 facility (the “Term A-5 Loan”, collectively, the “2023 Term Loans”). Broadcom funded the cash portion of the Transaction with the net proceeds from the issuance of the 2023 Term Loans. In connection with the Transaction, Broadcom incurred discounts and financing fees of approximately $398 million.

On July 11, 2025, Broadcom repaid all remaining outstanding obligations under the 2023 Term Loans and terminated the Credit Agreement.

The term loans under the Term A-2 Loan, Term A-3 Loan and Term A-5 Loan bore interest at a fluctuating rate per annum equal to the Term Secured Overnight Financing Rate (“SOFR”) reference rate published by the CME term SOFR administrator, plus an applicable rate that varied by facility and was calculated based on Broadcom’s credit ratings and absent the termination of the Credit Agreement, would have matured and been payable on the second, third or fifth anniversary, respectively, of the date of the Transaction. Our obligations under the Credit Agreement were unsecured and were not guaranteed by any of our subsidiaries.

Stock Split

On July 12, 2024, Broadcom completed a ten-for-one forward stock split of its common stock through the filing of an amendment (“Amendment”) to its Amended and Restated Certificate of Incorporation. The Amendment proportionately increased the number of shares of Broadcom’s authorized common stock without changing the par value of $0.001 per share. All Broadcom share, equity award and per share amounts presented herein have been retroactively adjusted, where applicable, to reflect the stock split.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED NOVEMBER 3, 2024

(dollars and weighted average shares outstanding in millions, except per share amounts)

	Historical
	Broadcom Inc.	VMware, Inc.						Pro Forma Combined
	For the Year Ended November 3, 2024	For the Eighteen Days Ended November 21, 2023	Reclassification Adjustments (Note 2)		Transaction Accounting Adjustments (Note 3)		Financing Adjustments (Note 4)	For the Year Ended November 3, 2024
Net revenue:
Products	$30,359	$—	$—		$—		$—	$30,359
Subscriptions and services	21,215	—	623	2(a)	(83)	3(a)	—	21,768
					13	3(i)
License	—	59	(59)	2(a)	—		—	—
Subscription and SaaS	—	294	(294)	2(a)	—		—	—
Services	—	270	(270)	2(a)	—		—	—

Total net revenue	51,574	623	—		(70)		—	52,127

Cost of revenue:
Cost of products sold	9,797	—	—		—		—	9,797
Cost of subscriptions and services	2,991	—	152	2(b)	(16)	3(a)	—	3,126
					(8)	3(b)
					(7)	3(c)
					14	3(d)
Cost of license revenue	—	8	(8)	2(b)	—		—	—
Cost of subscription and SaaS revenue	—	65	(65)	2(b)	—		—	—
Cost of services revenue	—	79	(79)	2(b)	—		—	—
Amortization of acquisition-related intangible assets	6,023	—	—		336	3(b)	—	6,359
Restructuring charges	254	—	—		—		—	254

Total cost of revenue	19,065	152	—		319		—	19,536

Gross margin	32,509	471	—		(389)		—	32,591

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED NOVEMBER 3, 2024 – (CONTINUED)

(dollars and weighted average shares outstanding in millions, except per share amounts)

	Historical
	Broadcom Inc.	VMware, Inc.								Pro Forma Combined
	For the Year Ended November 3, 2024	For the Eighteen Days Ended November 21, 2023	Reclassification Adjustments (Note 2)		Transaction Accounting Adjustments (Note 3)		Financing Adjustments (Note 4)			For the Year Ended November 3, 2024
Research and development	9,310	169	—		(20)	3(a)	—			9,510
					(1)	3(b)
					(5)	3(c)
					57	3(d)
Selling, general and administrative	4,959	—	295	2(c)	(31)	3(a)	—			5,187
					(3)	3(b)
					(12)	3(c)
					45	3(d)
					(66)	3(e)
Sales and marketing	—	234	(234)	2(c)	—		—			—
General and administrative	—	61	(61)	2(c)	—		—			—
Amortization of acquisition-related intangible assets	3,244	—	—		125	3(b)	—			3,369
Restructuring and other charges	1,533	—	—		—		—			1,533

Total operating expenses	19,046	464	—		89		—			19,599

Operating income	13,463	7	—		(478)		—			12,992
Investment income	—	14	(14)	2(d)	—		—			—
Interest expense	(3,953)	(16)	—		(9)	3(f)	(102)	4	(a)	(4,080)
Other income, net	406	12	14	2(d)	—		—			432

Income from continuing operations before income taxes	9,916	17	—		(487)		(102)			9,344
Provision for (benefit from) income taxes	3,748	(9)	—		(51)	3(g)	(18)	3	(g)	3,670

Net income from continuing operations attributable to common stock	$6,168	$26	$—		$(436)		$(84)			$5,674

Net income from continuing operations per share attributable to common stock:
Basic	$1.33									$1.22	3(h)
Diluted	$1.29									$1.18	3(h)

Weighted-average shares used in per share calculations:
Basic	4,624									4,658
Diluted	4,778									4,813

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The historical information of Broadcom and VMware is presented in accordance with accounting principles generally accepted in the United States of America.

The unaudited pro forma condensed combined statement of operations for the year ended November 3, 2024 gives effect to (i) the Transaction as if it had been completed on October 30, 2023, the beginning of Broadcom’s most recently completed fiscal year and (ii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined statement of operations for the year ended November 3, 2024 is prepared using Broadcom’s audited consolidated statement of operations for the year ended November 3, 2024 and VMware’s unaudited condensed consolidated statement of income for the eighteen days ended November 21, 2023.

The unaudited pro forma condensed combined financial information does not include an unaudited pro forma condensed combined balance sheet or statement of operations as of and for the three fiscal quarters ended August 3, 2025 as the Transaction is already reflected in Broadcom’s historical unaudited condensed consolidated financial statements as of and for the three fiscal quarters ended August 3, 2025 included in Broadcom’s Quarterly Report on Form 10-Q for the quarter ended August 3, 2025.

The unaudited pro forma condensed combined financial information is prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in Accounting Standards Codification 805, Business Combinations, with Broadcom treated as the accounting acquirer for the Transaction.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred if the Transaction had been completed as of the dates set forth above, nor is it indicative of the future results of Broadcom following the Transaction. Broadcom estimated the fair values of assets acquired and liabilities assumed from VMware using various valuation techniques, which are described in further detail in Note 4 of the audited consolidated financial statements included in Broadcom’s Annual Report on Form 10-K filed with the SEC on December 20, 2024. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the Transaction or of any integration costs. The unaudited pro forma condensed combined financial information does not purport to project the future operating results of Broadcom following the Transaction.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

the separate historical audited consolidated financial statements of Broadcom as of and for the year ended November 3, 2024, included in Broadcom’s Annual Report on Form 10-K filed with the SEC on December 20, 2024; and

•

the separate historical unaudited condensed consolidated financial statements of Broadcom as of and for the three fiscal quarters ended August 3, 2025, included in Broadcom’s Quarterly Report on Form 10-Q filed with the SEC on September 10, 2025.

2.	Significant Accounting Policies

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in Broadcom’s audited financial statements as of and for the year ended November 3, 2024. Certain reclassifications are reflected in the pro forma adjustments to conform VMware’s presentation to Broadcom’s in the unaudited pro forma condensed combined statement of operations. These reclassifications have no effect on previously reported net income of Broadcom or VMware.

The following reclassification adjustments were made to conform VMware’s presentation to Broadcom’s presentation:

(a)	Represents the reclassification of license revenue, subscription and SaaS revenue, and services revenue to subscriptions and services revenue.

(b)	Represents the reclassification of cost of license revenue, cost of subscription and SaaS revenue, and cost of services revenue to cost of subscriptions and services revenue (referred to as CoSS).

(c)	Represents the reclassification of sales and marketing expense and general and administrative expense to selling, general and administrative expense (referred to as SG&A).

(d)	Represents the reclassification of investment income to other income, net.

3.	Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

All references to “VMware historical” hereinafter pertain to activities for the eighteen days beginning on the first day of VMware’s fourth fiscal quarter on November 4, 2023 through November 21, 2023. The historical results of VMware between the beginning of Broadcom’s fiscal year on October 30, 2023 through November 3, 2023 were not included as such activity was considered immaterial. However, the pro forma adjustments described below reflect the additional amounts resulting from the application of acquisition accounting for the entire period from October 30, 2023 through November 21, 2023.

(a)

Represents the reversal of VMware historical operating results of VMware’s end-user computing business that met the held-for-sale criteria as of the Acquisition Date. Results of this business are reflected as discontinued operations in Broadcom’s consolidated statements of operations in filings subsequent to the Transaction.

Discontinued Operations	For the Eighteen Days Ended November 21, 2023
(In millions)
Subscription and services	$83
Cost of subscriptions and services	(16)

Gross margin	67

Research and development	20
Selling, general and administrative	31

Total operating expenses	51

Operating income	$16

(b)

Represents the reversal of VMware historical amortization expense and recognition of additional amortization expense related to identifiable intangible assets based on the estimated fair value as of the Acquisition Date. Amortization expense is calculated based on the estimated fair value of each of the identifiable intangible assets and the periods in which the associated economic benefits are expected to be derived. The additional amortization expense is allocated between amortization of acquisition-related intangible assets - cost of revenue (referred to as ACoR) and amortization of acquisition-related intangible assets - operating expenses (referred to as AOE) based on the nature of activities associated with the intangible assets acquired.

The adjustment for the amortization expense is as follows:

	For the Year Ended November 3, 2024
	CoSS	R&D	SG&A	ACoR	AOE
	(In millions)
Reversal of VMware historical amortization expense	$(8)	$(1)	$(3)	$—	$—
Amortization of purchased identifiable intangible assets	—	—	—	336	125

Total intangible asset amortization adjustment	$(8)	$(1)	$(3)	$336	$125

(c)

Represents the reversal of VMware historical depreciation expense and recognition of additional depreciation expense based on the estimated fair value of property, plant and equipment as of the Acquisition Date. Depreciation of property, plant and equipment is calculated based on the estimated fair value of each asset and the associated remaining useful lives. The additional depreciation expense is allocated among CoSS, research and development (referred to as R&D), and SG&A based upon the nature of activities associated with the use of the property, plant and equipment.

The adjustment for the depreciation expense is as follows:

	For the Year Ended November 3, 2024
	CoSS	R&D	SG&A
	(In millions)
Reversal of VMware historical depreciation expense	$(9)	$(7)	$(16)
Depreciation of acquired property, plant and equipment	2	2	4

Total depreciation expense adjustment	$(7)	$(5)	$(12)

(d)

Represents the reversal of VMware historical stock-based compensation expense and recognition of additional stock-based compensation expense for the post-combination portion of VMware’s stock options, restricted stock unit awards and performance stock unit awards.

VMware’s performance stock unit awards and restricted stock unit awards (other than Director RSUs) were assumed and converted into approximately 46 million Broadcom restricted stock unit awards with an estimated fair value of $3,634 million, of which $2,821 million is attributable to post-combination services and will be recognized as compensation expense. Broadcom restricted stock unit awards are subject to the same terms and conditions applicable to the corresponding VMware equity awards, including vesting terms. Therefore, the post-combination portion of Broadcom restricted stock unit awards has been recognized as stock-based compensation expense rateably over the remaining vesting period. With respect to any Broadcom restricted stock unit award that replaces a VMware performance stock unit award, vesting is no longer subject to the achievement of performance goals or metrics and is solely based on providing continued services to Broadcom and its affiliates, including VMware, through the end of the applicable performance period.

The following table reflects the reversal of VMware historical stock-based compensation expense and the recognition of additional stock-based compensation expense based on the fair value of Broadcom restricted stock unit awards. The additional stock-based compensation expense is allocated among CoSS, R&D and SG&A based upon the nature of the associated activities.

The adjustment for the stock-based compensation expense is as follows:

	For the Year Ended November 3, 2024
	CoSS	R&D	SG&A
	(In millions)
Reversal of VMware historical stock-based compensation expense	$(6)	$(31)	$(30)
Post-combination stock-based compensation expense	20	88	75

Total stock-based compensation expense adjustment	$14	$57	$45

(e)	Represents the reversal of VMware historical deferred commission amortization expense as these balances are considered in the Acquisition Date fair value measurement of customer relationships.

(f)

Represents the reversal of VMware historical interest expense, including the amortization of debt issuance costs. This adjustment also reflects the addition of the estimated interest expense based on the estimated fair value of VMware debt assumed by Broadcom.

For the Year Ended November 3, 2024
(In millions)
Reversal of VMware historical interest expense and amortization of debt issuance costs	$(16)
Interest expense on the fair value of VMware debt assumed by Broadcom	25

Total interest expense adjustment	$9

(g)

Represents the income tax effect resulting from the transaction accounting adjustments and financing adjustments described herein. As a result of the corresponding increase in income before income taxes in the statement of operations for the year ended November 3, 2024, an income tax expense is recognized. A blended statutory tax rate of approximately 11% is assumed for the amortization of intangible assets, and a blended statutory tax rate of approximately 18% is assumed for all other pro forma adjustments. The applicable blended statutory tax rates are based on the jurisdictions in which the assets are located and are not necessarily indicative of the effective tax rate of Broadcom following the Transaction, which could be significantly different depending on post-acquisition activities, including the geographical mix of income.

(h)

Represents the pro forma basic net income from continuing operations per share attributable to common stock calculated using the historical basic weighted average shares of Broadcom common stock outstanding, adjusted for the additional weighted-average impact for the period from October 30, 2023 through November 21, 2023 related to the Broadcom common stock issued to VMware stockholders, which would have been outstanding for the entire fiscal year ended November 3, 2024. Pro forma diluted net income from continuing operations per share attributable to common stock is calculated using the historical diluted weighted average shares of Broadcom common stock outstanding, adjusted for the additional weighted-average impact of the Broadcom common stock issued to VMware stockholders and the additional dilutive effect of the Broadcom restricted stock unit awards issued in connection with the Transaction, which would have been outstanding for the entire fiscal year ended November 3, 2024.

For the Year Ended November 3, 2024
Numerator:	(In millions, except per share data)
Net income from continuing operations attributable to common stock	$5,674

Denominator:
Historical Broadcom and pro forma weighted average shares outstanding (basic)	4,624
Shares of Broadcom common stock issued to VMware stockholders pursuant to the Merger Agreement	34

Pro forma weighted average shares (basic)	4,658

Historical Broadcom weighted average shares outstanding (diluted)	4,778
Shares of Broadcom common stock issued to VMware stockholders pursuant to the Merger Agreement	34
Dilutive impact of Broadcom’s restricted stock unit awards issued to replace VMware’s restricted stock unit awards and performance stock unit awards	1

Pro forma weighted average shares (diluted)	4,813

Pro forma net income from continuing operations per share attributable to common stock:
Basic	$1.22
Diluted	$1.18

(i)

Represents the reversal of VMware historical amortization of deferred contra revenue and recognition of additional amortization of the off-market component of customer contracts as a reduction in revenue. The additional amortization amount is calculated based on the estimated fair value of the intangible asset and the periods in which the associated economic benefits are expected to be derived.

4.	Financing Adjustments

(a)

To record estimated additional interest expense, including the amortization of capitalized costs, related to the 2023 Term Loans issued by Broadcom under the Credit Agreement in connection with the Transaction. The 2023 Term Loans are assumed to be outstanding for the year ended November 3, 2024. The 2023 Term Loans bear interest at a fluctuating rate per annum equal to the Term SOFR reference rate published by the CME term SOFR administrator, plus an applicable rate that varies by facility and is calculated based on Broadcom’s credit ratings. The unaudited pro forma condensed combined financial information does not give effect to the subsequent repayments of the 2023 Term Loans.

The interest rate assumed for purposes of preparing this pro forma financial information is 6.4679% for the Term A-2 Loan, 6.5929% for the Term A-3 Loan and 6.9679% for the Term A-5 Loan, respectively. The interest rate assumed for each facility represents the 1-month Term SOFR reference rate published by the CME term SOFR administrator as of November 27, 2023, plus 1.1250% for the Term A-2 Loan, 1.2500% for the Term A-3 Loan, and 1.6250% for the Term A-5 Loan, respectively. In addition to the interest expense, the adjustments also include adjustments for fees.

A sensitivity analysis on interest expense for the year ended November 3, 2024 has been performed to assess the effect a 12.5 basis point change in the variable interest rate would have on interest expense. The following table shows the impact of the change in interest expense for the 2023 Term Loans:

For the Year Ended November 3, 2024
(In millions)
Increase of 0.125%	$38
Decrease of 0.125%	$(38)